DENTSPLY International Inc.

AMENDED AND RESTATED BY-LAWS

BY-LAWS INDEX

Page

ARTICLE I STOCKHOLDERS' MEETINGS	1
Section 1. Annual Meetings	1
Section 2. Special Meetings	1
Section 3. Place of Meeting	1
Section 4. Notice of Meeting	1
Section 5. Fixing of Record Date	1
Section 6. Quorum	2
Section 7. Proxies	2
Section 8. Voting of Shares	2
Section 9. List of Stockholders	2
Section 10. Waiver of Notice by Stockholders	3
Section 11. Advance Notice of Stockholder-Proposed Business at Annual Meetings	3
Section 12. Procedure for Nomination of Directors	4
ARTICLE II BOARD OF DIRECTORS	6
Section 1. General Powers	6
Section 2. Number of Directors, Tenure and Qualifications	6
Section 3. Regular Meetings	6
Section 4. Special Meetings	7
Section 5. Notice	7
Section 6. Quorum	7
Section 7. Manner of Acting	7
Section 8. Vacancies	7
Section 9. Compensation	8
Section 10. Presumption of Assent	8
Section 11. Committees	8

Section 12. Removal of Directors	8
Section 13. Action of the Board by Written Consent	8
Section 14. Conferences	9
ARTICLE III OFFICERS	9
Section 1. Number	9
Section 2. Election and Term of Office	9
Section 3. Removal	9
Section 4. Chairman of the Board	9
Section 5. Vice Chairman of the Board	9
Section 6. Chief Executive Officer	9
Section 7. President	10
Section 8. Senior Vice President and Vice Presidents	10
Section 9. Secretary and Assistant Secretaries	10
Section 10. Treasurer and Assistant Treasurer	10
Section 11. Salaries	10
Section 12. Representation in Other Companies	10
ARTICLE IV STOCK AND TRANSFER OF STOCK	11
Section 1. Shares of Stock	11
Section 2. Transfer of Shares	11
ARTICLE V INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS	12
Section 1. Indemnification Generally	12
Section 2. Indemnification in Actions By or In the Right Of the Corporation	12
Section 3. Success on the Merits; Indemnification Against Expenses	12
Section 4. Determination that Indemnification is Proper	12
Section 5. Insurance; Indemnification Agreements	13
Section 6. Advancement of Expenses	13
Section 7. Rights Not Exclusive	13
Section 8. Severability	13
Section 9. Modification	13

ii

AMENDED AND RESTATED BY-LAWS

OF

DENTSPLY INTERNATIONAL INC.

(Formerly GENDEX Corporation)

ARTICLE I

STOCKHOLDERS' MEETINGS

Section 1.        Annual Meetings. The annual meeting of the stockholders, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors.

Section 2.        Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of capital stock having a preference over the common stock as to dividends or upon liquidation, special meetings of stockholders of the corporation may be called only by the Chairman of the Board, the Chief Executive Officer or the President pursuant to a resolution adopted by the Board of Directors.

Section 3.       Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting, or for any special meeting called pursuant to Article I, Section 2, above. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting. If no designation is made, or if a special meeting shall be otherwise called, the place of meeting shall be the principal office of the corporation.

Section 4.        Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, by or at the discretion of the Chief Executive Officer, the President or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.

Section 5.	Fixing of Record Date.

(a)     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors of the corporation may fix, in advance, a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) nor less than ten (10) days prior to the date of any proposed meeting of stockholders. In no event shall the stock transfer books be closed. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof.

(b)    For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or in order to make a determination of stockholders for any other lawful purpose, the Board of Directors of the corporation may fix a date as the record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. In no event shall the stock transfer books be closed.

Section 6.        Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Provided that a meeting has been duly convened in accordance herewith, any meeting of the stockholders may be adjourned from time to time without further notice. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Any meeting (a) at which all of the outstanding shares are present in person or represented by proxy and at which none of such shares attend for the purpose of objecting, at the beginning of the meeting, to the transaction of any business thereat because the meeting was not lawfully called or convened, or (b) at which all of the outstanding stock has waived notice, or (c) for which notice shall have been duly given as provided herein, shall be deemed a properly constituted meeting of the stockholders.

Section 7.        Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote by proxy appointed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid only at the meeting for which it has been given or any adjournment thereof.

Section 8.        Voting of Shares. At each meeting of stockholders, every stockholder entitled to vote thereat shall be entitled to vote in person or by a duly authorized proxy, which proxy may be appointed by an instrument in writing executed by such stockholder or his duly authorized attorney or through electronic means, if applicable, such as the internet. Subject to the provisions of applicable law and the corporation's Certificate of Incorporation, each holder of common stock shall be entitled to one (1) vote for each share of stock standing registered in his name at the close of business on the day fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of and vote at such meeting. Shares standing in the name of another corporation may be voted by any officer of such corporation or any proxy appointed by any officer of such corporation in the absence of express notice of such corporation given in writing to the Secretary of this corporation in connection with the particular meeting, that such officer has no authority to vote such shares.

Section 9.        List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary, or other officer of the corporation having charge of said stock ledger. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten (10) days prior to the meeting , either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

Section 10.      Waiver of Notice by Stockholders. Whenever any notice whatever is required to be given to any stockholder of the corporation under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice.

Section 11.      Advance Notice of Stockholder-Proposed Business at Annual Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, (ii) the name and record address of such stockholder, (iii) as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of all shares of stock of the corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, (B) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, and (C) any derivative positions held or beneficially held by the stockholder and by any such Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the corporation; (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clause (iii) of this paragraph, the name and address of such stockholder, as they appear on the corporation’s stock ledger, and current name and address, if different, and of such Stockholder Associated Person; (v) a description of all proxy, contract, arrangement, understanding, or relationship between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section 11; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

For purposes of this Section 11 and of Section 12 of this Article I, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

Section 12.      Procedure for Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 12.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and any Stockholder Associated Person, (i) the name and record address of such stockholder, (ii) the class, series and number of all shares of stock of the corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, (iv) any derivative positions held or beneficially held by the stockholder and by any such Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the corporation, (v) a description of all arrangements or understandings between such stockholder or any such Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (vi) as to the stockholder giving the notice, a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (vii) any other information relating to the stockholder giving the notice that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 12. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE II

BOARD OF DIRECTORS

Section 1.        General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. The Board of Directors may adopt, amend or repeal by-laws adopted by the Board or by the stockholders.

Section 2.        Number of Directors, Tenure and Qualifications. The number of members of the Board of Directors shall be not less than three (3) nor more than thirteen (13), as determined from time to time by the Board of Directors. The directors need not be stockholders of the corporation. The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. Effective immediately upon the filing of the Certificate of Incorporation of the corporation dated June 11, 1993, Class I directors shall be elected for a term ending upon the next succeeding annual meeting of stockholders, Class II directors for a term ending upon the second succeeding annual meeting of stockholders and Class III directors for a term ending upon the third succeeding annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning with the annual meeting immediately succeeding the filing of the Certificate of Incorporation, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law. In the event such election is not held at the annual meeting of stockholders, it shall be held at any adjournment thereof or a special meeting.

Section 3.        Regular Meetings. Regular meetings of the Board of Directors shall be held without any other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders, and each adjourned session thereof. The Board of Directors may designate the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such designation.

Section 4.        Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or by members of the Board of Directors constituting no less than three-fourths (3/4) of the total number of directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 5.        Notice. Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered or mailed to each director at his last known address, or at least forty-eight (48) hours previously thereto by personal delivery or by facsimile to a telephone number provided to the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be delivered when transmitted with receipt confirmed. Whenever any notice whatever is required to be given to any director of the corporation under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6.        Quorum. Two-Thirds (2/3) of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 7.        Manner of Acting. The act of the majority of the directors then in office shall be the act of the Board of Directors, unless the act of a greater number is required by these By-Laws or By-Law.

Section 8.        Vacancies. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. The resignation of a director shall be effective upon receipt by the corporation, unless some subsequent time is fixed in the resignation, and then from that time. Acceptance of such resignation by the corporation shall not be required.

Section 9.        Compensation. The Board of Directors, by affirmative vote of a majority of the directors, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

Section 10.      Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11.      Committees. The Board of Directors by resolution may designate one (1) or more committees, each committee to consist of one (1) or more directors elected by the Board of Directors, which to the extent provided in such resolution, as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action with respect to amendment of the Certificate of Incorporation or By-Laws, adoption of an agreement of merger or consolidation (other than the adoption of a Certificate of Ownership and Merger in accordance with Section 253 of the General Corporation Law of the State of Delaware, as such law may be amended or supplemented), recommendation to the stockholders of the sale, lease or exchange of all or substantially all of the corporation's property or assets, recommendation to the stockholders of the dissolution or the revocation of a dissolution of the corporation, election of officers or the filling of vacancies on the Board of Directors or on committees created pursuant to this Section or declaration of dividends. The Board of Directors may elect one (1) or more of its members as alternate members of any such committee who may take the place of any absent or disqualified member or members at any meeting of such committee, upon request by the Chairman of the Board, the Chief Executive Officer or the President or upon request by the chairman of such meeting. Each such committee may fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

Section 12.      Removal of Directors. Exclusive of directors, if any, elected by the holders of one (1) or more classes of preferred stock, no director of the corporation may be removed from office, except for cause and by the affirmative vote of two-thirds (2/3) of the outstanding shares of capital stock of the corporation entitled to vote at a meeting of the stockholders duly called for such purpose. As used in this Article II, the meaning of "cause" shall be limited to malfeasance arising from the performance of a director's duty which has a materially adverse effect on the business of the corporation.

Section 13.      Action of the Board by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting of the Board of Directors or any committee thereof if prior to such action a written consent thereto is signed by all members of the Board or of the committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or the committee.

Section 14.      Conferences. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 14 shall constitute presence in person at such meeting.

ARTICLE III

OFFICERS

Section 1.        Number. The officers of the corporation shall consist of a Chairman of the Board and a Chief Executive Officer. The Board of Directors may appoint as officers a Vice Chairman of the Board, President, such number of Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and such other officers as are created by the Board from time to time. The same person may hold two (2) or more of such offices.

Section 2.        Election and Term of Office. The Chairman of the Board and the Vice Chairman of the Board shall be elected by the directors from among their own number; other officers need not be directors. In addition to the powers conferred upon them by these By-Laws, all officers elected or appointed by the Board of Directors shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors by resolution.

Section 3.        Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

Section 4.        Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and meetings of the stockholders. He shall also perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5.        Vice Chairman of the Board. In the absence of the Chairman of the Board because of death or physical disability which prevents the Chairman of the Board from performing his duties, or in the event of his inability or refusal to act, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board and, when so acting, have the powers of and be subject to all of the restrictions upon the Chairman of the Board.

Section 6.        Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and shall have the general charge of and control over the business, affairs and personnel of the corporation, subject to the authority of the Board of Directors. The Chief Executive Officer may, together with the Secretary, sign all certificates for shares of the capital stock of the corporation and shall perform such other duties as shall be delegated to him by the Board of Directors. Except as may be specified by the Board of Directors, the Chief Executive Officer shall have the power to enter into contracts and make commitments on behalf of the corporation and shall have the right to execute deeds, mortgages, bonds, contracts and other instruments necessary or proper to be executed in connection with the corporation's regular business and may authorize the President, and any other officer of the corporation, to sign, execute and acknowledge such documents and instruments in his place and stead.

Section 7.        President. The President shall be the chief operating officer of the corporation, and shall report to the Chief Executive Officer. The President may, together with the Secretary, sign all certificates for shares of the capital stock of the corporation and may, together with the Secretary, execute on behalf of the corporation any contract, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or the Chief Executive Officer to some other officer or agent, and shall perform such duties as are assigned to him by the Board of Directors or the Chief Executive Officer.

Section 8.        Senior Vice President and Vice Presidents. Each Senior Vice President or Vice President shall perform such duties and have such authority as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

Section 9.        Secretary and Assistant Secretaries. The Secretary shall have custody of the seal of the corporation and of all books, records and papers of the corporation, except such as shall be in the charge of the Treasurer or some other person authorized to have custody and be in possession thereof by resolution of the Board of Directors. The Secretary shall record the proceedings of the meetings of the stockholders and of the Board of Directors in books kept by him for that purpose and may, at the direction of the Board of Directors, give any notice required by statute or by these By-Laws of all such meetings. The Secretary shall, together with the Chief Executive Officer or the President, sign certificates for shares of the capital stock of the corporation. Any Assistant Secretaries elected by the Board of Directors, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary as aforesaid. The Secretary or any Assistant Secretary may, together with the Chief Executive Officer, the President or any other authorized officer, execute on behalf of the corporation any contract which has been approved by the Board of Directors, and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President shall prescribe.

Section 10.      Treasurer and Assistant Treasurer. The Treasurer shall keep accounts of all moneys of the corporation received and disbursed, and shall deposit all monies and valuables of the corporation in its name and to its credit in such banks and depositories as the Board of Directors shall designate. Any Assistant Treasurers elected by the Board of Directors, in order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President shall prescribe.

Section 11.      Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Section 12.      Representation in Other Companies. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President or a Vice President designated by the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE IV

STOCK AND TRANSFER OF STOCK

Section 1.        Shares of Stock. The shares of capital stock of the corporation shall be represented by a certificate, unless and until the Board of Directors of the corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the corporation signed by the Chief Executive Officer or the President and by the Secretary. To the extent that shares are represented by certificates, the certificates shall be in such form as shall be determined by the Board of Directors and shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. With respect to certificated shares of stock, all certificates surrendered to the corporation for transfer shall be canceled and no new certificate or uncertificated shares shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new certificate or uncertificated shares may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2.        Transfer of Shares. Stock of the corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person's attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement. Prior to due presentment for registration of transfer of a certificate representing shares of capital stock of the corporation or of proper transfer instructions with respect to uncertificated shares, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND AGENTS

Section 1.        Indemnification Generally. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is alleged to have violated the Employee Retirement Income Security Act of 1974, as amended, against expenses (including attorneys' fees), judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.        Indemnification in Actions By or In the Right Of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense and settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 3.        Success on the Merits; Indemnification Against Expenses. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article V, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Section 4.        Determination that Indemnification is Proper. Any indemnification under Section 1 or Section 2 of this Article V, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances under the standard of conduct set forth in such Section 1 or Section 2 of this Article V, as the case may be. Such determination shall be made:

(a)     By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

(b)    If such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(c)     By the stockholders.

Section 5.        Insurance; Indemnification Agreements. The corporation may, but shall not be required to, supplement the right of indemnification under this Article V by any lawful means, including, without limitation by reason of [remuneration], (i) the purchase and maintenance of insurance on behalf of any one or more of such indemnitees, whether or not the corporation would be obligated to indemnify such person under this Article V or otherwise, and (ii) individual or group indemnification agreements with any one or more of such indemnities.

Section 6.        Advancement of Expenses. Expenses (including attorneys' fees) incurred by an indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as to such amounts.

Section 7.        Rights Not Exclusive. The indemnification and advancement of expenses provided by this Article V shall be not deemed exclusive of any other right to which an indemnified person may be entitled under Section 145 of the General Corporation Law of the State of Delaware (or any successor provision) or otherwise under applicable law, or under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.        Severability. To the extent that any court of competent jurisdiction shall determine that the indemnification provided under this Article V shall be invalid as applied to a particular claim, issue or matter, the provisions hereof shall be deemed amended to allow indemnification to the maximum extent permitted by law.

Section 9.        Modification. This Article V shall be deemed to be a contract between the corporation and each previous, current or future director, officer, employee or agent. The provisions of this Article V shall be applicable to all actions, claims, suits or proceedings, commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article V shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding which is based in any material respect from any alleged action or failure to act prior to such amendment, modification or repeal.

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